UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

America's Car-Mart, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-14939 (Commission File Number)	63-0851141 (IRS Employer Identification Number)

1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756

(Address of principal executive offices) (Zip Code)

(479) 464-9944

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in its Current Report on Form 8-K filed on June 25, 2026 (the “June 25th Current Report”), and other recent Current Reports on Form 8-K, America's Car-Mart, Inc. (the "Company") entered into the First Amendment and Limited Waiver to Credit and Guaranty Agreement (the "First Amendment") with Silver Point Finance, LLC, as Administrative Agent and Collateral Agent (the "Agent"), and the lenders party thereto (collectively, the "Lenders"), amending and providing certain limited waivers under the Credit and Guaranty Agreement dated as of October 30, 2025 (the "Credit Agreement").

Pursuant to the First Amendment, the Lenders agreed to waive, for the period from the effective date of the First Amendment to September 7, 2026 (the "Scheduled Termination Date"), certain anticipated or existing events of default under the Credit Agreement. As previously disclosed, since September 4, 2026, the Agent and Lenders have agreed to a series of extensions of the Scheduled Termination Date through November 4, 2026, and have provided temporary relief through November 4, 2026, with respect to the Company’s obligations to maintain certain minimum liquidity thresholds and a minimum Collateral Coverage Ratio (as defined in the Credit Agreement), each as described in the June 25th Current Report. On November 4, 2026, the Agent and Lenders agreed to further extend the Scheduled Termination Date and the temporary relief with respect to the minimum liquidity thresholds and minimum Collateral Coverage Ratio through November 9, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA'S CAR-MART, INC.

Date: November 5, 2026	/s/ Marie Persichetti Marie Persichetti Chief Financial Officer